Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-107505 on Form S-8 of our report dated April 15, 2005, relating to the financial statements of TCI Solutions, Inc., appearing in this Annual Report on Form 10-KSB of TCI Solutions, Inc. for the year ended December 31, 2004.


DELOITTE & TOUCHE LLP
Costa Mesa, California
April 15, 2005